As filed with the Securities and Exchange Commission on August 7, 2024
Registration No. 333-280985

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NETLIST, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	95-4812784 (IRS Employer Identification Number)
111 Academy, Suite 100
Irvine, California 92617
(949) 435-0025
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)
Gail M. Sasaki
Executive Vice President, Chief Financial Officer and Secretary
111 Academy, Suite 100
Irvine, California 92617
(949) 435-0025
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Scott M. Stanton, Esq.
Melanie Ruthrauff Levy, Esq.
Jessica Zhang, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.
3580 Carmel Mountain Road, Suite 300
San Diego, California 92130
(858) 314-1500
Approximate date of commencement of proposed sale of the securities to the public:
From time to time, after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated August 7, 2024
PROSPECTUS
NETLIST, INC.
$200,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
We may offer and sell from time to time up to $200,000,000 of the above securities in one or more classes, in one or more transactions, separately or together in any combination and as separate series, and in amounts, at prices and on terms that we will determine at the times of the offerings. We may also offer any of these securities that may be issuable upon the conversion, exercise or exchange of preferred stock or warrants.
This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of any offering in supplements to this prospectus, which we will deliver together with the prospectus at the time of sale. The supplements may add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We may offer the securities independently or together in any combination for sale directly to purchasers, through one or more underwriters, dealers or agents, or through underwriting syndicates managed or co-managed by one or more underwriters, to be designated at a future date, on a continuous or delayed basis.
Our common stock is quoted on the OTCQB® under the symbol “NLST.” The closing price of our common stock as quoted on the OTCQB® on August 5, 2024 was $1.25 per share.
Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under the caption “Risk Factors” on page 3 of this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is           .

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $200,000,000 of the securities or combinations of the securities described in this prospectus in one or more offerings in amounts that we will determine from time to time. For further information about our business and the securities, you should refer to the registration statement containing this prospectus and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. We have filed and plan to continue to file other documents with the SEC that contain information about us and our business. Also, we will file legal documents that control the terms of the securities offered by this prospectus as exhibits to the reports we file by the SEC. The registration statement and other reports can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”
This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. When we refer to a “prospectus supplement,” we are also referring to any free writing prospectus or other offering material authorized by us. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement or incorporated information having a later date. You should read this prospectus and any prospectus supplement together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
You should rely only on the information provided in this prospectus, in any prospectus supplement, or any other offering material that we authorize, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus, any supplement to this prospectus, or any other offering material that we authorize, is accurate at any date other than the date indicated on the cover page of these documents or the date of the statement contained in any incorporated documents, respectively. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities other than the securities referred to in the prospectus supplement. This prospectus is not an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date. The information contained in this prospectus or a prospectus supplement or amendment, or incorporated herein or therein by reference, is accurate only as of the date of this prospectus or prospectus supplement or amendment, as applicable, regardless of the time of delivery of this prospectus or prospectus supplement or amendment, as applicable, or of any sale of the shares. Unless the context otherwise requires, in this prospectus the “Company,” “Netlist,” “we,” “us,” and “our” refer to Netlist, Inc. and its consolidated subsidiaries.

ABOUT NETLIST, INC.
We provide high-performance memory solutions to enterprise customers in diverse industries. We have a history of introducing disruptive innovative new products, such as one of the first load reduced dual in-line memory modules (“LRDIMM”) based on our distributed buffer architecture, which has been adopted by the industry for DDR4 LRDIMM. We were also one of the first to bring NAND flash memory (“NAND flash”) to the memory channel with our NVvault non-volatile dual in-line memory modules (“NVDIMM”) using software-intensive controllers and merging dynamic random access memory integrated circuits (“DRAM Ics” or “DRAM”) and NAND flash to solve data bottleneck and data retention challenges encountered in high-performance computing environments.
Due to the ground-breaking product development of our engineering teams, we have built a robust portfolio of over 100 issued and pending U.S. and foreign patents, many seminal, in the areas of high bandwidth memory for generative artificial intelligence, hybrid memory, storage class memory, rank multiplication and load reduction. Since our inception, we have dedicated substantial resources to the development, protection and enforcement of Netlist’s technology innovations which we believe are essential to our business and today’s advanced memory solutions. Our early pioneering work in these areas has been broadly adopted in industry-standard registered dual in-line memory modules (“RDIMM”), LRDIMM and NVDIMM. Our objective is to continue to innovate in our field and invest further in our intellectual property portfolio, with the goal of monetizing our intellectual property through a combination of product sales and licensing, royalty or other revenue-producing arrangements, which may result from joint development or similar partnerships or defense of our patents through enforcement actions against parties we believe are infringing them.
We are headquartered in Irvine, California. Our principal executive offices are located at 111 Academy, Suite 100, Irvine, California 92617 and our telephone number at that address is (949) 435-0025. Our website address is http://www.netlist.com (this reference to our website is an inactive textual reference only and the information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus).

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making any investment decision with respect to our securities, you should carefully consider the risks described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus and in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, together with all of the other information appearing in, or incorporated by reference into, this prospectus and any applicable prospectus supplement. Each of these risk factors, either alone or together, could adversely affect our business, operating results, financial condition, ability to access capital resources and future growth prospects, as well as the value of an investment in our securities. Additional risks of which we are not presently aware or that we currently believe are immaterial may also impair our business operations and financial position. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the applicable prospectus supplement include and incorporate by reference “forward-looking statements.”
We intend these forward-looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “contemplate,” “could,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should,” “continue,” “potential,” “target,” “will,” “would” and similar words or expressions are intended to identify forward looking statements although not all forward-looking statements contain these identifying words. These forward looking statements include statements about, among other things: our beliefs regarding the market and demand for our products or the component products we resell; our ability to collect any damages awarded to us by jury verdict against Micron Technology, Inc., Micron Semiconductor Products, Inc. and Micron Technology Texas LLC; our ability to collect any damages awarded to us under Final Judgment against Samsung Electronics Co., Ltd., Samsung Semiconductor Inc., and Samsung Electronics America Inc.; our ability to develop and launch new products that are attractive to the market and stimulate customer demand for these products; our plans relating to our intellectual property, including our goals of monetizing, licensing, expanding and defending our patent portfolio; our expectations and strategies regarding outstanding legal proceedings and patent reexaminations relating to our intellectual property portfolio; our expectations with respect to any strategic partnerships or other similar relationships we may pursue; the competitive landscape of our industry; general market, economic and political conditions; our business strategies and objectives; our expectations regarding our future operations and financial position, including revenues, costs and prospects, and our liquidity and capital resources, including cash flows, sufficiency of cash resources, efforts to reduce expenses and the potential for future financings; and our ability to remediate any material weakness, maintain effective internal control over financial reporting. All forward-looking statements reflect management’s present assumptions, expectations and beliefs regarding future events and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by any forward-looking statements. These risks and uncertainties include those described under the heading “Risk Factors” contained in this prospectus, any related free writing prospectus, and in our most recent annual report on Form 10 K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Given these risks, uncertainties and other important factors, you should not place undue reliance on these forward-looking statements. You should carefully read this prospectus, the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect.
These forward-looking statements represent our estimates and assumptions only as of the date made. Any such forward looking statements are not guarantees of future performance and actual results, developments and business decisions may differ from those contemplated by such forward looking statements. We undertake no duty to update these forward-looking statements after the date of this prospectus, except as required by law, even though our situation may change in the future. You should carefully consider other information set forth in reports or other documents that we file with the SEC. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we expect to use any net proceeds from this offering for general corporate purposes, including working capital and other general and administrative purposes. We may also use any net proceeds from this offering for acquisitions of complementary products, technologies or businesses, but we do not have any current plans, agreements or commitments for any specific acquisitions at this time. We have not reserved or allocated specific amounts for any of these purposes and we cannot specify with certainty how we will use any net proceeds, and the timing and amount of our actual expenditures will be based on many factors, including, among others, cash flows from operations and any growth of our business. Our management will have broad discretion in applying any net proceeds of this offering. Until the funds are used as described above, we intend to invest any net proceeds from this offering in interest bearing, investment grade securities.

SECURITIES WE MAY OFFER
We may issue from time to time, in one or more offerings the following securities:
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shares of common stock;

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shares of preferred stock;

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warrants exercisable for common stock or preferred stock; and

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units of common stock, preferred stock or warrants, in any combination.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference, or free writing prospectus, which may be in addition to or different from the general terms summarized in this prospectus. Where applicable, the prospectus supplement, information incorporated by reference or free writing prospectus will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange. The summaries contained in this prospectus and in any prospectus supplements, information incorporated by reference or free writing prospectus may not contain all of the information that you would find useful. Accordingly, you should read the actual documents relating to any securities sold pursuant to this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information about how to obtain copies of those documents.
The terms of any particular offering, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, information incorporated by reference or free writing prospectus, relating to such offering.

DESCRIPTION OF CAPITAL STOCK
Our Restated Certificate of Incorporation as currently in effect (the “Restated Certificate of Incorporation”) provides that we are authorized to issue 460,000,000 shares of capital stock. Our authorized capital stock is comprised of 450,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of serial preferred stock, par value $0.001 per share.
The following description is a summary of the material terms of our capital stock and certain provisions of our Restated Certificate of Incorporation and Amended and Restated Bylaws. This description does not purport to be complete. For information on how you can obtain our Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”
As of August 5, 2024, we had 257,892,851 shares of our common stock issued and outstanding held by 14 stockholders of record. This number does not include beneficial owners whose shares were held in street name.
Common Stock
We are authorized to issue up to 450,000,000 shares of our common stock, par value $0.001 per share.
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares voting are able to elect all of our directors. Subject to preferences that may apply to any then outstanding shares of preferred stock, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available for distribution at the times and in the amounts, if any, that our Board of Directors may determine from time to time. In the event of our liquidation, dissolution or winding up, subject to the rights of each series of our preferred stock, which may, from time to time come into existence, holders of our common stock are entitled to share ratably in all of our assets remaining after we pay our liabilities. Holders of our common stock have no preemptive or other subscription or conversion rights. Our common stock is not redeemable and there are no sinking fund provisions applicable to our common stock.
Preferred Stock
Our Board of Directors is authorized, subject to limitations imposed by Delaware law, to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, without stockholder approval. Our Board of Directors is authorized to fix the number of shares of preferred stock and to determine or (so long as no shares of such series are then outstanding) alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by Delaware General Corporation Law. The rights, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with, or senior to any of those of any present or future class or series of our capital stock. Our Board of Directors is also authorized to decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting any decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
This section describes the general terms and provisions of our preferred stock. The applicable prospectus supplement will describe the specific terms of any shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our

Restated Certificate of Incorporation before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.
Series A Preferred Stock
On April 17, 2017, we entered into a rights agreement (as amended, the “Rights Agreement”) with Computershare Trust Company, N.A., as rights agent and designated 1,000,000 shares of preferred stock as Series A Preferred Stock. On April 17, 2024, we entered into a fourth amendment to the Rights Agreement, which appointed Equiniti Trust Company, LLC as rights agent. In connection with the adoption of the Rights Agreement and pursuant to its terms, our Board of Directors authorized and declared a dividend of one right (each, a “Right”) for each outstanding share of our common stock. Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase, when exercisable and subject to adjustment, one unit consisting of one one-thousandth of a share (a “Unit”) of Series A Preferred Stock. There are no shares of Series A Preferred Stock outstanding as of the date of this prospectus.
Redemption of Units.   The Units of Series A Preferred Stock that may be acquired will be nonredeemable.
Dividends.   Each Unit of Series A Preferred Stock will have a minimum preferential quarterly dividend of $0.01 per Unit or any higher per share dividend declared on the common stock.
Liquidation Payment.   In the event of liquidation, the holder of a Unit of Series A Preferred Stock will receive a preferred liquidation payment equal to the greater of $0.01 per Unit and the per share amount paid in respect of a share of common stock.
Voting Rights.   Each Unit of Series A Preferred Stock will have one vote, voting together with the common stock.
Merger, Consolidation or Other Transaction.   In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Unit of Series A Preferred Stock will be entitled to receive the per share amount paid in respect of each share of common stock.
Anti-Dilution Protections.   The rights of holders of the Series A Preferred Stock with respect to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution adjustment provisions.
Economic Value.   The economic value of one Unit of Series A Preferred Stock that may be acquired should approximate the economic value of one share of common stock.
Anti-Takeover Provisions of Delaware Law and Charter Provisions
Interested Stockholder Transactions
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding, for purposes of determining the number of shares outstanding, those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person.
Certificate of Incorporation and Bylaws
Provisions in our Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of discouraging certain transactions that may result in a change in control of our Company. Some of these provisions provide that stockholders cannot act by written consent and impose advance notice requirements and procedures with respect to stockholder proposals and the nomination of candidates for election as directors. Our Restated Certificate of Incorporation allows us to issue shares of preferred stock (see “Blank Check Preferred Stock”) or common stock without any action by stockholders. Our directors and our officers are indemnified by us to the fullest extent permitted by applicable law pursuant to our Restated Certificate of Incorporation. Our Board of Directors is expressly authorized to make, alter or repeal our Amended and Restated Bylaws. These provisions may make it more difficult for stockholders to take specific corporate actions and may make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.
Blank Check Preferred Stock
Our Restated Certificate of Incorporation authorizes our Board of Directors to approve the issuance of up to 10,000,000 shares of preferred stock, including the designated Series A Preferred Stock described above, without further approval of the stockholders, and to determine the rights and preferences of any series of preferred stock. The Board of Directors could issue one or more series of preferred stock with voting, conversion, dividend, liquidation or other rights that would adversely affect the voting power and ownership interest of holders of our common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control and discouraging bids for our common stock at a premium over the market price.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock or other securities described in this prospectus. We may issue warrants independently or as part of a unit with other securities. Warrants sold with other securities as a unit may be attached to or separate from the other securities. The prospectus supplement relating to any warrants we are offering will describe specific terms relating to the offering, including a description of any other securities sold together with the warrants. These terms will include some or all of the following:
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the title of the warrants;

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the aggregate number of warrants offered;

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the price or prices at which the warrants will be issued;

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the designation, number and terms of any common stock, preferred stock or other securities purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;

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the exercise price of the warrants, including any provisions for changes or adjustments to the exercise price, and terms relating to the currency in which such price is payable;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued as a unit;

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if the warrants are issued as a unit with another security, the date on or after which the warrants and the other security will be separately transferable;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants;

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a discussion of material federal income tax considerations, if applicable; and

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any other terms of the warrants and any other securities sold together with the warrants, including, but not limited to, the terms, procedures and limitations relating to the transferability, exchange, exercise or redemption of the warrants.

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The applicable prospectus supplement will describe the specific terms of any warrant units.

The descriptions of the warrants in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable warrant agreements. These descriptions do not restate those agreements in their entirety and do not contain all of the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the warrants or any warrant units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of warrants or warrant units and will be available as described under the heading “Where You Can Find More Information.”

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:
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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

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a description of the terms of any unit agreement governing the units;

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a description of the provisions for the payment, settlement, transfer or exchange of the units;

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a discussion of material federal income tax considerations, if applicable; and

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whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define many of your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers.
We may distribute securities from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase securities will be subject to certain conditions, and an underwriter will be obligated to purchase all of the applicable securities if any are purchased. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.
In connection with the sale of securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.
Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933.
If stated in the applicable prospectus supplement, we will authorize agents and underwriters to solicit offers by certain specified institutions or other persons to purchase securities at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the securities shall not be prohibited at the time of delivery under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
The securities may or may not be listed on a national securities exchange or traded in the over-the-counter market, as set forth in the applicable prospectus supplement. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, SEC rules may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in certain transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the applicable securities in connection with any offering (in other words, if they sell more securities than are set forth on the cover page of the applicable prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing securities in the open market. The representatives of the underwriters may also elect to reduce any short position by exercising all or part of any over-allotment option we may grant to the underwriters, as described in the prospectus supplement. The representatives of the underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases. The imposition of a penalty bid might also have an effect on the price of the securities to the extent that it discourages resales of the securities. The transactions described above may have the effect of causing the price of the securities to be higher than it would otherwise be. If commenced, the representatives of the underwriters may discontinue any of the transactions at any time. In addition, the representatives of any underwriters may determine not to engage in those transactions or that those transactions, once commenced, may be discontinued without notice.
Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.
In no event will the commission or discount received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker-dealer participating in a distribution of securities exceed eight percent of the aggregate principal amount of the offering of securities in which that FINRA member or independent broker-dealer participates.

LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California, has passed upon the validity of the securities to be offered pursuant to this prospectus.
EXPERTS
The consolidated financial statements of Netlist, Inc. and subsidiaries as of December 30, 2023 and December 31, 2022 and for each of the years then ended, and the effectiveness of Netlist, Inc.’s internal control over financial reporting as of December 30, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2023 have been audited by KMJ Corbin & Company LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness) which are incorporated by reference herein, and has been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you in this prospectus by referring you to those documents. These incorporated documents contain important business and financial information about us that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•
our Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 23, 2024;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, 2024 and June 29, 2024, filed on May 6, 2024 and August 6, 2024, respectively;

•
our Current Reports on Form 8-K filed on April 17, 2024 and June 18, 2024; and

•
the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 27, 2006, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:
Netlist, Inc.
111 Academy, Suite 100
Irvine, California 92617
Attention: Gail M. Sasaki
You may direct telephone requests to Gail M. Sasaki, our Chief Financial Officer, at (949) 435-0025.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are also available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.netlist.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

NETLIST, INC.
$200,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
UNITS
PROSPECTUS
           , 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses Of Issuance And Distribution
The following table sets forth an estimate of the costs and expenses relating to the offering of the securities being registered, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:
SEC Registration Fee		$29,520
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent and Registrar Fees and Expenses		*
Printing and Engraving Fees		*
Miscellaneous		*
Total	$	*

*
These fees or expenses cannot be estimated at this time, as they are determined based on the securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification Of Directors and Officers
The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.
Section 145 of the Delaware General Corporation Law further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145 of the Delaware General Corporation Law.
Pursuant to the Registrant’s Restated Certificate of Incorporation, a director of shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. In addition, the Registrant’s Amended and Restated Bylaws provide for indemnification of directors, officers, employees and agents as the indemnitor of first resort and to the fullest extent permitted by Delaware law and authorize the Registrant to purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Registrant or another business entity against any expense, liability, or loss, regardless of whether the Registrant would have the power to indemnify such person under its bylaws or Delaware law.
The Registrant has entered into indemnification agreements with each of its current directors and executive officers (the form of which is filed as Exhibit 10.12 to the Registrant’s Registration Statement

No. 333-136735 on Form S-1 filed with the SEC on August 18, 2006, as amended). These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.
Item 16.   Exhibits
See the Exhibit Index which is incorporated herein by reference.
Item 17.   Undertakings
(a)   The registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement.
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a) (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)   The undersigned registrant hereby undertakes that:
(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or

(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
3.1
Restated Certificate of Incorporation (Incorporated by reference to the Company’s registration statement on Form S-1 (No. 333-136735) filed with the Securities and Exchange Commission on October 23, 2006).

3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc. (incorporated by reference to Exhibit 3.1.1 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2017).
3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on August 17, 2018).
3.1.3	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on August 10, 2020).
3.1.4	Certificate of Designation of the Series A Preferred Stock of Netlist, Inc. (incorporated by reference to Exhibit 3.1.2 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on August 15, 2017).
3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 20, 2012).
3.2.1	Certificate of Amendment to Amended and Restated Bylaws of Netlist, Inc. (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 29, 2017).
3.2.2	Certificate of Amendment to Amended and Restated Bylaws of Netlist, Inc. (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the SEC on August 10, 2020).
4.1	Form of Warrant Agreement (including form of warrant).**
4.2	Form of Unit Agreement (including form of unit certificate).**
4.3	Form of Certificate of Designation with respect to shares of Preferred Stock.**
4.4	Description of the Registrant’s Securities (incorporated by reference to Exhibit 4.1 of the registrant’s Annual Report on Form 10-K filed with the SEC on March 10, 2020)
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., regarding the legality of the securities being registered.*
23.1	Consent of KMJ Corbin & Company LLP.*
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (included in Exhibit 5.1).*
24.1	Powers of Attorney of certain directors and certain officers of the Registrant (included on signature page) (incorporated by reference to the signature page of the registrant’s registration statement on Form S-3 filed with the SEC on July 24, 2024).
107	Filing Fee Table.*

*
Filed herewith.

**
To be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 7th day of August, 2024.
NETLIST, INC.
By:
/s/ CHUN K. HONG

Chun K. Hong
President, Chief Executive Officer and Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ CHUN K. HONG Chun K. Hong	President, Chief Executive Officer and Sole Director (Principal Executive Officer)	August 7, 2024
/s/ GAIL M. SASAKI Gail M. Sasaki	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2024